UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2010

CROSSTEX ENERGY, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	000-50536	52-2235832
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2501 CEDAR SPRINGS DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Crosstex Energy, Inc. (the “Registrant”) owns the two percent general partner interest, a 25 percent limited partner interest and the incentive distribution rights of Crosstex Energy, L.P. (the “Partnership”).

The information included, or incorporated by reference, in Item 2.03 of this Current Report on Form 8-K (this “Report”) is incorporated by reference into this Item 1.01 of this Report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 10, 2010, the Partnership entered into an Amended and Restated Credit Agreement, dated as of February 10, 2010 (the “New Credit Agreement”), with Bank of America, N.A., as Administrative Agent and L/C Issuer thereunder, Wells Fargo Bank, N.A., Royal Bank of Canada and BNP Paribas, as Co-Syndication Agents, and the other lenders party thereto. A copy of the New Credit Agreement is filed as Exhibit 10.1 to this Report.

Also on February 10, 2010, the Partnership, Crosstex Energy Finance Corporation (“FinCo” and, together with the Partnership, the “Issuers”) entered into (i) an Indenture, dated as of February 10, 2010 (the “Indenture”), among the Issuers, certain subsidiary guarantors (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and (ii) a Registration Rights Agreement, dated as of February 10, 2010 (the “Registration Rights Agreement”), among the Issuers, the Guarantors and Banc of America Securities LLC, as representative of a group of initial purchasers (collectively, the “Initial Purchasers”), in connection with a private placement to eligible purchasers of $725 million in aggregate principal amount of the Issuers’ 8.875% senior unsecured notes due 2018 (the “Notes”) at an issue price to yield 9.25% to maturity.

New Credit Agreement

The New Credit Agreement amends and restates the Partnership’s existing senior secured credit facility. The New Credit Agreement permits the Partnership to borrow up to $420.0 million on a revolving credit basis and the maturity date of the New Credit Agreement is February 10, 2014. Upon the closing of the New Credit Agreement and application of the proceeds from the Issuers’ issuance of the Notes, the Partnership has approximately $23.0 million of outstanding borrowings and $179.4 million of outstanding letters of credit under the New Credit Agreement, leaving the Partnership with approximately $217.6 million available capacity for additional borrowings and letters of credit under the New Credit Agreement. In connection with entering into the New Credit Agreement, the Partnership paid certain upfront fees to the lenders thereunder, and the Partnership paid certain arrangement and other fees to the arrangers and agents of the New Credit Agreement.

The New Credit Agreement is guaranteed by substantially all of the Partnership’s subsidiaries, including its regulated Louisiana subsidiaries, but excluding its joint venture in Denton County, Texas. Obligations under the New Credit Agreement are secured by first priority liens on substantially all of the Partnership’s assets and those of the guarantors, including all material pipeline, gas gathering and processing assets, all material working capital assets and a pledge of all of the Partnership’s equity interests in substantially all of its subsidiaries.

The Partnership may prepay all loans under the New Credit Agreement at any time without premium or penalty (other than customary LIBOR breakage costs), subject to certain notice requirements. The New Credit Agreement requires mandatory prepayments of amounts outstanding thereunder with the net proceeds of certain asset sales, extraordinary receipts, equity issuances and debt incurrences, but these mandatory prepayments will not require any reduction of the lenders’ commitments under the New Credit Agreement.

Under the New Credit Agreement, borrowings bear interest at the Partnership’s option at the Eurodollar Rate (the British Bankers Association LIBOR Rate) plus an applicable margin or the Base Rate (the highest of the Federal Funds Rate plus 0.50%, the 30-day Eurodollar Rate plus 1.0%, or the administrative agent’s prime rate) plus an applicable margin. The Partnership pays a per annum fee on all letters of credit issued under the New Credit Agreement, and it pays a commitment fee of 0.50% per annum on the unused availability under the New Credit Agreement. The letter of credit fee and the applicable margins for the Partnership’s interest rate vary quarterly based on the Partnership’s leverage ratio (as defined in the New Credit Agreement, being generally computed as the ratio of total funded debt to consolidated earnings before interest, taxes, depreciation, amortization and certain other non-cash charges) and will be as follows:

	Base Rate	Eurodollar	Letter of
Leverage Ratio	Loans	Rate Loans	Credit Fees
Greater than or equal to 5.00 to 1.00	3.25%	4.25%	4.25%
Greater than or equal to 4.50 to 1.00 and less than 5.00 to 1.00	3.00%	4.00%	4.00%
Greater than or equal to 4.00 to 1.00 and less than 4.50 to 1.00	2.75%	3.75%	3.75%
Greater than or equal to 3.50 to 1.00 and less than 4.00 to 1.00	2.50%	3.50%	3.50%
Less than 3.50 to 1.00	2.25%	3.25%	3.25%

Based on the Partnership’s current leverage ratio, the applicable margin for the interest rate and letter of credit fee is at the higher end of these ranges. The New Credit Agreement does not have a floor for the Base Rate or the Eurodollar Rate.

The New Credit Agreement includes financial covenants that will be tested on a quarterly basis, based on the rolling four-quarter period that ends on the last day of each fiscal quarter (except for the interest coverage ratio, which builds to a four-quarter test during 2010).

The maximum permitted leverage ratio is as follows:

•	5.75 to 1.00 for the fiscal quarters ending March 31, 2010 and June 30, 2010;

•	5.50 to 1.00 for the fiscal quarters ending September 30, 2010;

•	5.25 to 1.00 for the fiscal quarters ending December 31, 2010;

•	5.00 to 1.00 for the fiscal quarters ending March 31, 2011;

•	4.75 to 1.00 for the fiscal quarters ending June 30, 2011; and

•	4.50 to 1.00 for the fiscal quarter ending September 30, 2011 and each fiscal quarter thereafter.

The maximum permitted senior leverage ratio (as defined in the New Credit Agreement, but generally computed as the ratio of total secured funded debt to consolidated earnings before interest, taxes, depreciation, amortization and certain other non-cash charges), is 2.50 to 1.00.

The minimum consolidated interest coverage ratio (as defined in the New Credit Agreement, but generally computed as the ratio of consolidated earnings before interest, taxes, depreciation, amortization and certain other non-cash charges to consolidated interest charges) is as follows:

•	1.50 to 1.00 for the fiscal quarters ending March 31, 2010;

•	1.75 to 1.00 for the fiscal quarters ending June 30, 2010 through December 31, 2010;

•	2.00 to 1.00 for the fiscal quarters ending March 31, 2011;

•	2.25 to 1.00 for the fiscal quarters ending June 30, 2011; and

•	2.50 to 1.00 for any fiscal quarter ending September 30, 2011 and each fiscal quarter thereafter.

In addition, the New Credit Agreement contains various covenants that, among other restrictions, limit the Partnership’s ability to:

•	grant or assume liens;

•	make investments;

•	incur or assume indebtedness;

•	engage in mergers or acquisitions;

•	sell, transfer, assign or convey assets;

•	repurchase the Partnership’s equity, make distributions and certain other restricted payments;

•	change the nature of the Partnership’s business;

•	engage in transactions with affiliates;

•	enter into certain burdensome agreements;

•	make certain amendments to the omnibus agreement or the Partnership’s or its subsidiaries’ organizational documents;

•	prepay the Notes and certain other indebtedness; and

•	enter into certain hedging contracts.

The New Credit Agreement permits the Partnership to make quarterly distributions to unitholders so long as no default exists under the New Credit Agreement.

Each of the following is an event of default under the New Credit Agreement:

•	failure to pay any principal, interest, fees, expenses or other amounts when due;

•	failure to meet the quarterly financial covenants;

•	failure to observe any other agreement, obligation or covenant in the New Credit Agreement or any related loan document, subject to cure periods for certain failures;

•	the failure of any representation or warranty to be materially true and correct when made;

•	the Partnership’s, or any of its subsidiaries,’ default under other indebtedness that exceeds a threshold amount;

•	judgments against the Partnership or any of its subsidiaries, in excess of a threshold amount;

•	certain ERISA events involving the Partnership or any of its material subsidiaries, in excess of a threshold amount;

•	bankruptcy or other insolvency events involving the Partnership or any of its material subsidiaries; and

•	a change in control (as defined in the New Credit Agreement).

If an event of default relating to bankruptcy or other insolvency events occurs, all indebtedness under the New Credit Agreement will immediately become due and payable. If any other event of default exists under the New Credit Agreement, the lenders may accelerate the maturity of the obligations outstanding under the New Credit Agreement and exercise other rights and remedies. In addition, if any event of default exists under the New Credit Agreement, the lenders may commence foreclosure or other actions against the collateral.

If any default occurs under the New Credit Agreement, or if the Partnership is unable to make any of the representations and warranties in the New Credit Agreement, the Partnership will be unable to borrow funds or have letters of credit issued under the New Credit Agreement.

Indenture

Interest and Maturity

On February 10, 2010, the Issuers issued the Notes pursuant to the Indenture in a transaction exempt from registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act. The Notes will mature on February 15, 2018. The interest payment dates are February 15 and August 15, beginning on August 15, 2010.

Optional Redemption

Prior to February 15, 2013, the Issuers have the option to redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price of 108.875% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date of the Notes with the proceeds of certain equity offerings. Prior to February 15, 2014, the Issuers may redeem all or a part of the Notes at the redemption price equal to the sum of (i) the principal amount thereof, plus (ii) a make whole premium at the redemption date, plus accrued and unpaid interest, if any, to the redemption date. On or after February 15, 2014, the Issuers may redeem all or a part of the Notes at redemption prices (expressed as percentages of principal amount) equal to 104.438% for the twelve-month period beginning on February 15, 2014, 102.219% for the twelve-month period beginning on February 15, 2015 and 100.00% for the twelve-month period beginning on February 15, 2016 and at any time thereafter, plus accrued and unpaid interest, if any, to the applicable redemption date on the Notes.

Certain Covenants

The Indenture restricts the Partnership’s ability and the ability of certain of its subsidiaries to: (i) sell assets including equity interests in the Partnership’s subsidiaries; (ii) pay distributions on, redeem or repurchase the Partnership’s units or redeem or repurchase the Partnership’s subordinated debt; (iii) make investments; (iv) incur or guarantee additional indebtedness or issue preferred units; (v) create or incur certain liens; (vi) enter into agreements that restrict distributions or other payments from the Partnership’s restricted subsidiaries to the Partnership; (vii) consolidate, merge or transfer all or substantially all of the Partnership’s assets; (viii) engage in transactions with affiliates; (ix) create unrestricted subsidiaries; (x) enter into sale and leaseback transactions; or (xi) engage in certain business activities. These covenants are subject to a number of important exceptions and qualifications. If the Notes achieve an investment grade rating from each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no Default (as defined in the Indenture) has occurred and is continuing, many of these covenants will terminate.

Events of Default

The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Partnership to comply with certain covenants relating to asset sales, repurchases of the Notes, merger or consolidation; (iv) failure by the Partnership for 180 days after notice to comply with its reporting obligations under the Securities Exchange Act of 1934; (v) failure by the Partnership for 60 days after notice to comply with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or instrument governing any indebtedness for money borrowed or guaranteed by the Partnership or any of its restricted subsidiaries, whether such indebtedness or guarantee now exists or is created after the date of the Indenture, if such default: (a) is caused by a payment default; or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of the indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or acceleration of maturity, aggregates $30.0 million or more, subject to a cure provision; (vii) failure by the Partnership or any of its restricted subsidiaries to pay final judgments aggregating in excess of $30.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any subsidiary guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force or effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its subsidiary guarantee; and (ix) certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to the Issuers or any of the Partnership’s restricted subsidiaries that is a significant subsidiary or any group of restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Partnership. Upon a continuing Event of Default, the Trustee, by notice to the Issuers, or the holders of at least 25% in principal amount of the then outstanding Notes, by notice to the Issuers and the Trustee, may declare the Notes immediately due and payable, except that an Event of Default resulting from entry into a bankruptcy, insolvency or reorganization with respect to the Issuers, any restricted subsidiary of the Partnership that is a significant subsidiary or any group of its restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Partnership, will automatically cause the Notes to become due and payable.

Registration Rights Agreement

Under the Registration Rights Agreement, the Issuers and the Guarantors shall cause to be filed with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. The Issuers and the Guarantors will use their commercially reasonable efforts to cause such exchange offer registration statement to become effective under the Securities Act. In addition, the Issuers and the Guarantors will use their commercially reasonable efforts to cause the exchange offer to be consummated not later than 400 days after February 10, 2010. Under some circumstances, in lieu of, or in addition to, a registered exchange offer, the Issuers and the Guarantors have agreed to file a shelf registration statement with respect to the Notes. The Issuers and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

Miscellaneous

The descriptions set forth above are qualified in their entirety by the New Credit Agreement, the Indenture and the Registration Rights Agreement, which are filed with this Report as Exhibits 10.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

On February 10, 2010, the Partnership and the Registrant issued a press release announcing the completion of a recapitalization plan, which includes the closing of the Notes offering. A copy of the press release announcing the completion of the recapitalization plan and the closing of the Notes offering is filed as Exhibits 99.1 to this Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT
NUMBER		DESCRIPTION
4.1	—	Indenture, dated as of February 10, 2010, by and among Crosstex Energy, L.P., Crosstex Energy Finance Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to exhibit 4.1 to Crosstex Energy, L.P.’s current report on Form 8-K dated February 10, 2010, filed with the Commission on February 16, 2010).

4.2	—	Registration Rights Agreement, dated as of February 10, 2010, by and among Crosstex Energy, L.P., Crosstex Energy Finance Corporation, the Guarantors named therein and the Initial Purchasers named therein (incorporated by reference to exhibit 4.2 to Crosstex Energy, L.P.’s current report on Form 8-K dated February 10, 2010, filed with the Commission on February 16, 2010).

10.1	—	Amended and Restated Credit Agreement, dated as of February 10, 2010, by and among Crosstex Energy, L.P., Bank of America, N.A., as Administrative Agent and L/C Issuer thereunder, and the other lenders party thereto (incorporated by reference to exhibit 10.1 to Crosstex Energy, L.P.’s current report on Form 8-K dated February 10, 2010, filed with the Commission on February 16, 2010).

99.1	—	Press release dated February 10, 2010 (incorporated by reference to exhibit 99.1 to Crosstex Energy, L.P.’s current report on Form 8-K dated February 10, 2010, filed with the Commission on February 16, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, INC.

Date: February 16, 2010	By: /s/ William W. Davis
William W. Davis
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
4.1	—	Indenture, dated as of February 10, 2010, by and among Crosstex Energy, L.P., Crosstex Energy Finance Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to exhibit 4.1 to Crosstex Energy, L.P.’s current report on Form 8-K dated February 10, 2010, filed with the Commission on February 16, 2010).

4.2	—	Registration Rights Agreement, dated as of February 10, 2010, by and among Crosstex Energy, L.P., Crosstex Energy Finance Corporation, the Guarantors named therein and the Initial Purchasers named therein (incorporated by reference to exhibit 4.2 to Crosstex Energy, L.P.’s current report on Form 8-K dated February 10, 2010, filed with the Commission on February 16, 2010).

10.1	—	Amended and Restated Credit Agreement, dated as of February 10, 2010, by and among Crosstex Energy, L.P., Bank of America, N.A., as Administrative Agent and L/C Issuer thereunder, and the other lenders party thereto (incorporated by reference to exhibit 10.1 to Crosstex Energy, L.P.’s current report on Form 8-K dated February 10, 2010, filed with the Commission on February 16, 2010).

99.1	—	Press release dated February 10, 2010 (incorporated by reference to exhibit 99.1 to Crosstex Energy, L.P.’s current report on Form 8-K dated February 10, 2010, filed with the Commission on February 16, 2010).